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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
SCBT Financial Corporation:

        We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-26029, 333-26031, 333-26033, 333-80047, 333-33092, 333-86922, 333-90014, 333-103707, 333-103708, 333-115919, and 333-182866) and on Form S-3 (File Nos. 333-172970 and 333-180325), of our reports dated March 4, 2013, with respect to the consolidated balance sheets of SCBT Financial Corporation and subsidiary as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in SCBT Financial Corporation's 2012 Annual Report on Form 10-K.

/s/ DIXON HUGHES GOODMAN LLP

Charlotte, North Carolina
March 4, 2013

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM